                                                                    EXHIBIT 10.2

                                                                    Exhibit 10.2

U.S. Plan


                                   CAMTEK LTD.

                    THE COMPANY'S EMPLOYEE SHARES OPTION PLAN

1.       DEFINITIONS

         As used herein the following terms shall have the meanings hereinafter set forth, unless the context clearly indicates to the contrary.

         (A)      the "Company" - Camtek Ltd.

         (B)      "Board" - the Board of Directors of the Company.

         (C) "Share(s)" - Ordinary Shares of the Company, each with a par value of NIS 0.02.

         (D) "Option(s)" - an Option or Options granted within the framework of this Plan each of which imparts the right to purchase one Share per Option.

         (E) "Grantee" - an employee of the Company to whom Options are granted or to whom the Company decides to grant Options.

         (F) "Plan" - the Company's Employee Share Option Plan as provided hereunder, and as may be amended from time to time by the Board, as set forth hereinbelow.

         (G) "Option Agreement" - the Agreement to be executed between the Company and the Grantee under which Option(s) are to be granted.

         (H) "Vested Option(s)" - that portion of the Options which the Grantee is entitled to exercise in accordance with the provisions of Section 8.2 of the Plan or the provisions of the Option Agreement executed with such Grantee.

         (I) the "Exercise Period" - the period during which the Vested Options may be exercised, as provided in Section 8.3 of the Plan.

         (J) "Exercise Price" - the price which the Grantee must pay to exercise each Option.

         (K) "Exercised Shares" - the Shares issued upon the exercise of the Options.

         (L) the "Trustee" - the trustee appointed by the Company for the purposes of this Plan.

         (M)      "Incentive Stock Option(s)" - as defined in Section 7 hereto.

         (N) "Incentive Stock Option Grantee" - as defined in Section 7 hereto.

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2.       THE PLAN

INSERT U.S. PLAN PAGES 2-4

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         8.2 Unless otherwise determined by the Board with respect to any specific Grantee, the right of a Grantee to exercise the Options granted in such Grantee's favor during the Exercise Period shall be vested with such Grantee as follows:

                  (a) If the Grantee remains in the employ of the Company for a period of not less than 2 years from the date of the resolution of the Board regarding the issuance of the Options to the Grantee (hereinafter: the "Date of the Grant") - the Grantee shall be entitled to exercise 50% of all the Options granted in such Grantee's favor.

                  (b) If the Grantee remains in the employ of the Company for a period of not less than 3 years from the Date of Grant - the Grantee shall be entitled to exercise 75% of all the Options granted in such Grantee's favor.

                  (c) If the Grantee remains in the employ of the Company for a period of not less than 4 years from the Date of Grant - the Grantee shall be entitled to exercise 100% of all the Options granted in such Grantee's favor.

                  In the event that the employment of the Grantee is terminated for any reason (including due to death or disability), all of the Options granted in his favor which are not yet Vested Options shall immediately expire and terminate, shall become null and void and shall not entitle the Grantee to any right in or to the Company.

         8.3      EXERCISE PERIOD

                  8.3.1 Each Vested Option shall be exercisable during a two-year period beginning on the earlier of: (i) the lapse of seven (7) years after the Date of Grant of such Vested Option; or (ii) the date of issue of the Company's shares on a stock exchange (in Israel or elsewhere).

                  8.3.2 Notwithstanding the abovesaid, a Grantee shall also be entitled to exercise the Vested Options immediately prior to the closing of a transaction, the nature of which is the sale of all of the shares of the Company by the shareholders, upon receipt of the Company's notice specifying such date. It is hereby clarified that in any event, upon the closing of such a transaction, the non-Vested Options shall expire and terminate and become null and void and shall not entitled the Grantee to any right in or to the Company. In the event the Grantee does not exercise all of the Vested Options on the date specified by the Company, the remaining Vested Options shall expire and terminate and become null and void on the closing date of the abovementioned transaction and shall not entitle the Grantee to any right in or toward the Company.

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         8.4 Vested Options may be exercised at one time or from time to time during the Exercise Period, but only by the Trustee, after the Trustee shall have received written instructions from the Grantee, accompanied by the full payment of the Exercise Price for the Vested Options then being exercised, by personal check or cashier's check payable to the order of the Company (the written instructions accompanied by the full payment shall be referred to hereinafter as: the "Exercise Notice"). The Trustee shall exercise such Vested Options with respect to which the Exercise Notice was given, by giving the Company, at its principal office, written notice of intent to exercise such Vested Options, accompanied by the Exercise Notice; provided however, that in case payment is made by personal check (and not by cashier's check), the Options shall not be considered as exercised, and the Company shall not issue the Exercised Shares in respect thereof, until the personal check shall have been fully honored by the bank on which it was drawn.

         8.5 The Exercised Shares shall be issued in the name of the Trustee who shall hold same until their release as hereinafter provided.

         8.6 A Grantee whose employment with the Company was terminated for any reason (including death or disability) shall be entitled only to the Shares which were previously exercised and the Vested Options and the remaining Options (i.e. non-Vested) shall expire and terminate and become null and void and shall not entitle the Grantee to any right in or to the Company.

9.       TRANSFERABILITY

         9.1 The Options and all rights related thereto shall not be assignable, transferable, subjected to an attachment, lien or encumbrance of any kind.

         9.2 Notwithstanding the abovesaid, the Vested Options shall be transferable by will or intestacy, provided that the Company receives written notice thereof, accompanied by an original copy of the Will or Intestacy Order and/or other evidence deemed acceptable by the Board, and accompanied by the transferee(s) written consent to the provisions and rules of the Tax Laws, the Plan, and the Option Agreement.

         9.3 Following the exercise of the Vested Options, the Exercised Shares shall be transferable following the Restricted Period only in accordance with the following terms:

                  (a) Until an initial public offering of the Company's securities on a recognized stock exchange or NASDAQ - provided that the transferee is not a competitor of the Company.

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                  (b) Until an initial public offering of the Company's securities on a recognized stock exchange or NASDAQ - the sale or transfer shall be subject to a right of first refusal of the existing shareholders of the Company at such time, and the provisions of the Company's incorporation documents with regard to the right of first refusal shall apply, mutatis mutandis.

                  (c) Payment of all taxes required to be paid in connection with a sale or transfer of Exercised Shares and/or Vested Options shall have been made to the tax assessor, confirmation of same shall have been received by the Trustee and the conditions set forth in Section 9 hereunder shall have been fulfilled.

         9.4 Without derogating from the abovesaid, in the event the shareholders of the Company (not including shareholders who purchased shares under an employee share option plan) (hereinafter: the "Selling Shareholders") intend to sell all of their shares in the Company, and to the effect that the Grantee was asked to do so by the majority of the Selling Shareholders (which majority shall be determined according to the pro rata share of each Selling Shareholder of the issued share capital of the Company), the Grantee shall be obligated to join the sale and sell his Shares, under the same conditions as the Selling Shareholders are selling their shares, and if requested by the purchasers of such sale, at the purchaser's sole discretion, the Grantee shall sell to the purchasers the Vested Options, under the same terms, as if the Grantee had exercised same immediately prior to the sale.

10.      RELEASE

         Upon the lapse of the Restricted Period, the Trustee may, pursuant to the written request of the Grantee, release and transfer the Exercised Shares to the Grantee, or to any third party to whom the Grantee wishes to sell the Exercised Shares, as indicated in the Grantee's written notice, provided however that all the following conditions will have been fulfilled prior to such transfer: (i) payment to the tax assessor of all taxes required to be paid upon the release and transfer of the Exercised Shares and confirmation of same received by the Trustee; and
         (ii) receipt by the Trustee of written confirmation issued by the Company to the Trustee stating that all requirements for said release and transfer have been fulfilled according to the terms of the Articles, the Tax Laws, the Plan and the Option Agreement.

         The date on which the Exercised Shares shall be released and transferred to the Grantee shall hereinafter be referred to as the "Date of Release."

11.      TERMINATION

         11.1 Notwithstanding anything to the contrary herein, any Option granted in favor of a Grantee not exercised by such Grantee within the Exercise Period and in strict

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                  accordance with the terms of the Plan and the Option Agreement, shall, upon the lapse of the Exercise Period, immediately expire and terminate, become null and void, and shall not entitle the Grantee to any right in, or toward the Company in connection with same, and all interests and rights of the Grantee, in and to same, shall expire.

         11.2 Notwithstanding anything to the contrary herein, upon the issuance of a court order declaring the bankruptcy of a Grantee, or the appointment of a receiver or a provisional receiver for a Grantee, or over his assets, or any part thereof, or upon making a general assignment for the benefit of his creditors, any Option issued and registered in favor of such Grantee which was not yet exercised by the Grantee shall immediately expire and terminate, become null and void and shall not entitle the Grantee, his receiver, successors, creditors or assignees, to any right in, or toward the Company in connection with same, and all interests and rights of Grantee, his receiver, successors, creditors or assignees, in and to same, if any, shall expire.

12.      RIGHTS AS SHAREHOLDER

         12.1 It is hereby clarified that a Grantee shall not, by virtue of the Plan, the Option Agreement or any Option granted in favor of him thereunder, have any of the rights of a shareholder with respect to any Shares represented by the Options, until the Options have been exercised.

                  Furthermore, except for the right to receive dividends as provided in Section 12.1 hereinafter, the Grantee shall not have any rights by virtue of the Exercised Shares until same shall have been transferred to the Grantee by registering same in the Grantee's name, and only then shall the Grantee have the rights of a shareholder with respect to the shares so registered.

         12.2 For so long as the Exercised Shares are held by the Trustee, the Company shall consider only the Trustee as the owner of such shares for all purposes whatsoever (including without limitation, for the purpose of delivering notices); the Trustee, however, shall not exercise the voting rights conferred by such Exercised Shares in any way whatsoever, and shall not issue a proxy to any person or entity to vote such shares.

         12.3 The Grantee shall not have, and hereby waives the right to have, by virtue of the Exercised Shares, any pre-emptive rights to purchase, along with the other shareholders in the Company, a pro rata portion of any securities proposed to be offered by the Company prior to the offering thereof to any third party and any rights of first refusal to purchase any securities of the Company offered by the other shareholders of the Company.

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13.      DIVIDENDS AND BONUS SHARES

         13.1 Cash dividends paid or distributed, if any, with respect to the Exercised Shares held by the Trustee, shall be remitted directly to the Grantee who is entitled to the Exercised Shares for which the dividends are being paid or distributed.

         13.2 All bonus shares to be issued by the Company, if any, with regard to the Exercised Shares, shall be registered in the name of the Trustee and all provisions applying to the Exercised Shares, shall apply to the bonus shares, mutatis mutandis.

         13.3 The Trustee shall transfer the said bonus shares upon the transfer of the Exercised Shares with respect to which the bonus shares were issued.

14.      ADJUSTMENTS

         The number of Shares to which each outstanding Option is exercisable, shall be proportionately adjusted in the event of a reorganization of the share capital of the Company by a stock split, reverse stock split, combination or reclassification of the shares, as well as for a distribution of bonus shares. Such adjustment shall be made by the Board, whose determination in this matter shall be final and binding.

15.      RIGHTS TO CHANGES

         The Plan or the Option Agreement shall not affect, in any way, the rights, powers or freedoms of the Company or its shareholders to make or authorize: any sale, transfer or any change whatsoever in all or any part of the Company's assets, obligations or business, or any other business, commercial or corporate act or proceeding, whether of a similar character or otherwise; any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or business; any merger or consolidation of the Company; any issue of bonds, debentures, shares (including preferred or prior preference shares ahead of or affecting the existing shares of the Company including the shares into which the Options granted hereunder are exercisable or the Exercised Shares or the rights thereof, etc.); or the dissolution or liquidation of the Company; and none of he above acts or authorizations shall entitle the Grantee to any right or remedy, including, without limitation, a right of compensation for any dilution resulting from any issuance of any shares or of any other securities in the Company to any person or entity whatsoever.

16.      NO EMPLOYMENT OBLIGATIONS

         Nothing in the Plan, the Option Agreements or in any Option granted hereunder shall guarantee the Grantee's employment in the Company and no obligation of the Company as to the length of employment of the Grantee or as to any other term of employment

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         shall be implied by same; the Company reserves the right to terminate the employment of any employee pursuant to such employee's terms of employment and any law.

17.      NO REPRESENTATION

         The Company does not and shall not, through this Plan or through any Option Agreement, make or be deemed to make any representation toward any Grantee with regard to the Company, its business, its value or with regard to the Company's shares in general, and the Exercised Shares in particular, their value or rights.

         The Grantee, upon, entering the Option Agreement, represents and warrants toward the Company, that his consent to the grant of the Options issued in favor of him and their exercise (if so exercised), is, in no respect, made on the basis of any representation or warranty made by the Company or by any of its directors, officers, shareholders or employees, and is made based only upon his examination and expectations of the Company, on an "as is" basis. The Grantee waives any claim whatsoever of "non conformity" of any kind or any other cause of action or claim of any kind with respect to the Options and/or the Shares exercised thereupon.

18.      TAX CONSEQUENCES

         All tax consequences arising from the grant or exercise of any Option, the payment for or the transfer of the Exercised Shares to the Grantee, or from any other event or act (of the Company or the Grantee) hereunder, shall be borne solely by the Grantee, and the Grantee shall indemnify the Company and hold it harmless from and against any and all liability for any such tax or interest or penalty.

         The Company and the Trustee may withhold from any payment to which the Grantee may be entitled to from the Company, the amount of the tax and/or other mandatory payment the withholding of which is required with respect to the Options and/or the Exercised Shares under any law.

19.      SUBORDINATION

         It is clarified that the Grant of the Options hereunder is subject to the approval, if necessary, by the relevant tax authorities of the Plan and the Trustee, in accordance with the Tax Laws. It is also clarified that the Plan and the Option Agreement are subject to the provisions of the Tax Laws which accordingly shall be deemed an integral part of each, and which shall prevail over any term that is not consistent with the Tax Laws.